UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 11, 2015
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(b)    At the Company’s 2014 Annual Meeting on February 11, 2015, of the 3,655,648 shares outstanding and entitled to vote, 3,318,615 shares were represented, constituting a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as certified by the Inspector of Elections for the Meeting, are as follows:

Item No. 1:   Election of five directors to serve until the Company’s 2016 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Withhold
Victor Dellovo	1,540,654	82,795
Charles Blackmon	1,542,154	81,295
Robert Bunnett	1,542,154	81,295
C. Shelton James	1,541,754	81,695
Marilyn T. Smith	1,542,929	80,520

Item No. 2:   Vote to approve the Company's 2015 Employee Stock Purchase Plan, covering up to 300,000 shares of common stock, which was adopted by the Board of Directors on December 27, 2013.

For	Against	Abstain
1,365,305	225,075	33,069

Item No. 3:   Advisory vote to approve the compensation paid to the Company’s named executive officers, voted as follows:

For	Against	Abstain
1,378,903	209,764	34,782

Item No. 4:	Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for fiscal 2014, voted as follows:

For	Against	Abstain
3,263,754	42,078	12,783

Item No. 5:   Advisory vote to approve proxy access for shareholders, voted as follows:

For	Against	Abstain
788,259	821,703	13,487

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:   /s/ Gary W. Levine
Name:   Gary W. Levine
Title:     Secretary

Dated: February 13, 2015